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                                                         EXHIBIT 10.34

                          ANGELICA CORPORATION
                          EMPLOYMENT AGREEMENT
                          --------------------

     This agreement ("Agreement") has been entered into this 1st day of March, 1999, by and between Angelica Corporation, a Missouri corporation ("Angelica"), and Steven L. Frey, an individual ("Employee").

     WHEREAS, Angelica wishes to employ Employee as Vice President, General Counsel and Secretary of Angelica and Employee wishes to accept employment as such, in accordance with the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

SECTION 1: DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                    (a) "ANNUAL BASE SALARY" means the base salary set forth in Section 2.3 of this Agreement, as it shall be increased from time to time in the discretion of the Board or the Compensation and Organization Committee of the Board.

                    (b)  "BOARD" means the Board of Directors of
                    Angelica.

                    (c)  "CHANGE IN CONTROL" means:

                         (i)  The acquisition by any individual,
                              entity or group, or a Person (within
                              the meaning of Section 13(d)(3) or
                              14(d)(2) of the Exchange Act) of
                              ownership of 20% or more of either
                              (a) the then outstanding shares of
                              common stock of Angelica (the
                              "Outstanding Angelica Common Stock")
                              or (b) the combined voting power of
                              the then outstanding voting
                              securities of Angelica entitled to
                              vote generally in the election of
                              directors (the "Outstanding Angelica
                              Voting Securities"); or

                         (ii) Individuals who, as of the date
                              hereof, constitute the Board (the
                              "Incumbent Board") cease for any
                              reason to constitute at least a
                              majority of the Board; provided,
                                                     ---------
                              however, that any individual
                              -------
                              becoming a director subsequent to
                              the date hereof whose election, or
                              nomination for election by
                              Angelica's stockholders, was
                              approved by a vote of at least a
                              majority of the directors then
                              comprising the Incumbent Board shall
                              be considered as though such
                              individual were a member of the
                              Incumbent Board, but excluding, as a
                              member of the Incumbent Board, any
                              such individual whose initial
                              assumption of office occurs as a
                              result of either an actual or
                              threatened election contest (as such
                              terms are used in Rule l4a-11 of
                              Regulation l4A promulgated under the
                              Exchange Act) or other actual or
                              threatened solicitation of proxies
                              or consents by or on behalf of a
                              Person other than the Board; or

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                        (iii) Approval by the stockholders of
                              Angelica of a reorganization, merger
                              or consolidation, in each case,
                              unless, following such
                              reorganization, merger or
                              consolidation, (a) more than 50% of,
                              respectively, the then outstanding
                              shares of common stock of the
                              corporation resulting from such
                              reorganization, merger or
                              consolidation and the combined
                              voting power of the then outstanding
                              voting securities of such
                              corporation entitled to vote
                              generally in the election of
                              directors is then beneficially
                              owned, directly or indirectly, by
                              all or substantially all of the
                              individuals and entities who were
                              the beneficial owners, respectively,
                              of the Outstanding Angelica Common
                              Stock and Outstanding Angelica
                              Voting Securities immediately prior
                              to such reorganization, merger or
                              consolidation in substantially the
                              same proportions as their ownership,
                              immediately prior to such
                              reorganization, merger or
                              consolidation, of the Outstanding
                              Angelica Common Stock and
                              Outstanding Angelica Voting
                              Securities, as the case may be,
                              (b) no Person beneficially owns,
                              directly or indirectly, 20% or more
                              of, respectively, the then
                              outstanding shares of common stock
                              of the corporation resulting from
                              such reorganization, merger or
                              consolidation or the combined voting
                              power of the then outstanding voting
                              securities of such corporation,
                              entitled to vote generally in the
                              election of directors and (c) at
                              least a majority of the members of
                              the board of directors of the
                              corporation resulting from such
                              reorganization, merger or
                              consolidation were members of the
                              Incumbent Board at the time of the
                              execution of the initial agreement
                              providing for such reorganization,
                              merger or consolidation; or
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                         (iv) Approval by the stockholders of
                              Angelica of (a) a complete
                              liquidation or dissolution of
                              Angelica or (b) the sale or other
                              disposition of all or substantially
                              all of the assets of Angelica, other
                              than to a corporation, with respect
                              to which following such sale or
                              other disposition, (1) more than 50%
                              of, respectively, the then
                              outstanding shares of common stock
                              of such corporation and the combined
                              voting power of the then outstanding
                              voting securities of such
                              corporation entitled to vote
                              generally in the election of
                              directors is then beneficially
                              owned, directly or indirectly, by
                              all or substantially all of the
                              individuals and entities who were
                              the beneficial owners, respectively,
                              of the Outstanding Angelica Common
                              Stock and Outstanding Angelica
                              Voting Securities immediately prior
                              to such sale or other disposition in
                              substantially the same proportion as
                              their ownership, immediately prior
                              to such sale or other disposition,
                              of the Outstanding Angelica Common
                              Stock and Outstanding Angelica
                              Voting Securities, as the case may
                              be, (2) no Person beneficially owns,
                              directly or indirectly, 20% or more
                              of, respectively, the then
                              outstanding shares of common stock
                              of such corporation and the combined
                              voting power of the then outstanding
                              voting securities of such
                              corporation entitled to vote
                              generally in the election of
                              directors and (3) at least a
                              majority of the members of the board
                              of directors of such corporation
                              were members of the Incumbent Board
                              at the time of the execution of the
                              initial agreement or action of the
                              Board providing for such sale or
                              other disposition of assets of
                              Angelica.




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                    (d)  "DATE OF TERMINATION" means: (i) if
                    Employee's employment is terminated by Angelica for Good Cause or by Employee for Good Reason or otherwise, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be, or (iii) if Employee's employment is terminated by Angelica for other than Good Cause, death or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination; provided that if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally settled, resolved or adjudicated, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                    (e)  "DISABILITY" means Employee has been
                    unable to perform the services required of Employee hereunder on a full-time basis for a period of 180 consecutive business days by reason of a physical and/or mental condition. Disability shall be deemed to exist when certified by a physician selected by Angelica, and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably). Employee will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any Disability determination.

                    (f) "DISABILITY EFFECTIVE DATE" means the 30th day after receipt of a Notice of Termination by Employee from Angelica of Angelica's intent to terminate Employee's employment as a result of Angelica's good faith determination that a Disability of Employee has occurred and is continuing.

                    (g)  "DISPOSITION OF A MAJOR PART" means:

                          (i) when used with reference to the
                              stock or other equity interests of
                              an Operating Line of Business that
                              is or becomes a separate
                              corporation, limited liability
                              company, partnership or other
                              business entity, the sale, exchange,
                              transfer, distribution or other
                              disposition of the ownership, either
                              beneficially or of record or both,
                              by Angelica of more than 50% of
                              either (a) the then outstanding
                              shares of common stock (or the
                              equivalent equity interests) of such
                              Operating Line of Business, or (b)
                              the combined voting power of the
                              then outstanding voting securities
                              of such Operating Line of Business
                              entitled to vote generally in the
                              election of the Board or the
                              equivalent governing body of the
                              Operating Line of Business;

                         (ii) when used with reference to the
                              merger or consolidation of an
                              Operating Line of Business that is
                              or becomes a separate corporation,
                              limited liability company,
                              partnership or other business
                              entity, any such transaction that
                              results in Angelica owning, either
                              beneficially or of record or both,
                              less that 50% of either (a) the then
                              outstanding shares of common stock
                              (or the equivalent equity interests)
                              of such Operating Line of Business,
                              or (b) the


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                              combined voting power of the then
                              outstanding voting securities of
                              such Operating Line of Business
                              entitled to vote generally in the
                              election of the Board or the
                              equivalent governing body of the
                              Operating Line of Business; or

                        (iii) when used with reference to the
                              assets of an Operating Line of
                              Business, the sale, exchange,
                              transfer, liquidation, distribution
                              or other disposition of assets of
                              such Operating Line of Business (a)
                              having a fair market value (as
                              determined by the Incumbent Board)
                              aggregating more than 50% of the
                              aggregate fair market value of all
                              of the assets of such Operating Line
                              of Business as of the Triggering
                              Transaction Date, (b) accounting for
                              more than 50% of the aggregate book
                              value (net of depreciation and
                              amortization) of all of the assets
                              of such Operating Line of Business,
                              as would be shown on a balance sheet
                              for such Operating Line of Business,
                              prepared in accordance with
                              generally accepted accounting
                              principles then in effect, as of the
                              Triggering Transaction Date; or (c)
                              accounting for more than 50% of the
                              net income of such Operating Line of
                              Business, as would be shown on an
                              income statement, prepared in
                              accordance with generally accepted
                              accounting principles then in
                              effect, for the 12 months ending on
                              the last day of the month
                              immediately preceding the month in
                              which the Triggering Transaction
                              Date occurs.

                    (h)  "EFFECTIVE DATE" means the date of this
                    Agreement.

                    (i)  "EMPLOYMENT PERIOD" means the period
                    beginning on the Effective Date and ending on the later of (i) the date that is two years after the Effective Date (the "Ending Date"), or
                    (ii) the same date as the Ending Date of any succeeding calendar year during which notice is given by either party (as described in Section
                    2.2 of this Agreement) of such party's intent not to renew this Agreement.

                    (j)  "GOOD CAUSE" means the termination of
                    Employee's employment with Angelica based upon
                    (i) Employee's willful and continued failure to substantially perform his duties with Angelica (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to Employee by Angelica, which specifically identifies the manner in which Employee has not substantially performed his duties; (ii) Employee's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) Employee's material breach of any provision of this Agreement.

                    (k)  "GOOD REASON" means, when used in
                    connection with the termination of Employee's employment with Angelica by Employee, a termination based upon the following reasons:

                          (i) the assignment to Employee of any
                              duties inconsistent in any respect
                              with Employee's position (including
                              status, offices, titles and
                              reporting requirements), authority,
                              duties and responsibilities as
                              contemplated by this Agreement or
                              any other action by Angelica which
                              results in a material diminution in
                              such position, authority, duties or
                              responsibilities, excluding for


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                              this purpose any action not taken in
                              bad faith which is remedied by
                              Angelica promptly after receipt of
                              notice by Angelica thereof given by
                              Employee;

                         (ii) (A) the failure by Angelica to
                              continue in effect any benefit or
                              compensation plan, stock ownership
                              plan, life insurance plan, health
                              and accident plan or disability plan
                              to which Employee is entitled,
                              provided that Angelica may amend,
                              modify or replace such plans as long
                              as the Employee is entitled to
                              benefits under the amended, modified
                              or replaced plan or plans that are
                              substantially similar to those of
                              the plan or plans so amended,
                              modified or replaced; (B) the taking
                              of any action by Angelica which
                              would adversely affect Employee's
                              participation in, or materially
                              reduce Employee's benefits under,
                              any plans in which Employee is then
                              currently participating; or (C) the
                              failure of Angelica to provide
                              Employee with paid vacation to which
                              Employee is entitled;

                        (iii) a material breach by Angelica of any
                              provision of this Agreement;

                         (iv) a purported termination by Angelica
                              of Employee's employment otherwise
                              than specifically permitted by this
                              Agreement; or

                          (v) the failure of a successor of
                              Angelica expressly to assume and
                              agree to perform this Agreement
                              pursuant to the provisions of
                              Section 5.4 of this Agreement prior
                              to a Triggering Transaction;
                              provided, however, that a
                              -----------------
                              termination of employment by
                              Employee: (A) subsequent to an
                              express assumption and agreement to
                              perform this Agreement by such
                              successor on or after a Triggering
                              Transaction Date or (B) subsequent
                              to a date that is two years after a
                              Triggering Transaction Date, shall
                              not be deemed to be for "Good
                              Reason" under this subsection.

                    (l)  "NOTICE OF TERMINATION" means a written
                    notice which (i) indicates the specific
                    termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such Notice, specifies the Date of Termination (which date shall not be more than 15 days after the giving of such Notice). The failure by Employee or Angelica to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Cause or Good Reason shall not waive any right of Employee or Angelica hereunder or preclude Employee or Angelica from asserting such fact or circumstance in enforcing Employee's or Angelica's rights hereunder.

                    (m)  "OPERATING LINES OF BUSINESS" means the
                    following lines of business of Angelica, whether operated as a division or as a separate subsidiary: (i) textile rental and laundry services, which provides textiles and laundry services, principally to health care institutions, and, to a more limited extent, to hotels, motels and restaurants in or near major metropolitan areas of the United States; (ii) uniform and business apparel manufacturing and marketing, which manufactures and sells uniforms and business


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                    apparel to a wide variety of institutions and
                    businesses in the United States and Canada; and
                    (iii) retail specialty stores, which operates a nationwide chain of specialty retail stores primarily for a clientele of nurses and other health care professionals.

                    (n) "TERM" means the period that begins on the Effective Date and ends on the earlier of: (i) the Date of Termination, or (ii) the close of business on the later of Ending Date or the same date as the Ending Date in any renewal term.

                    (o)  "TRIGGERING TRANSACTION" means (i) a
                    Change in Control of Angelica, or (ii) a Disposition of a Major Part of two or more of Angelica's Operating Lines of Business.

                    (p) "TRIGGERING TRANSACTION DATE" shall mean the date that the Triggering Transaction occurs.

SECTION 2:     TERMS AND CONDITIONS OF EMPLOYMENT.

          2.1 PERIOD OF EMPLOYMENT. Employee shall remain in the employ of Angelica throughout the Term of this Agreement in accordance with the terms and provisions of this Agreement. This Agreement will automatically renew for annual one-year periods unless either party gives the other written notice, by January 31, 2001 or January 31 of any succeeding year, of such party's intent not to renew this Agreement. This Agreement shall remain in full force and effect notwithstanding subsequent changes in Employee's compensation, location of employment, duties or authority or any changes in the identity of the corporation to which Employee's compensation is charged, provided that said corporation is a subsidiary or affiliate of Angelica and provided further that certain of such changes in connection with a Triggering Transaction may constitute Good Reason for purposes of this Agreement.

          2.2  POSITIONS AND DUTIES.  Angelica hereby employs
Employee and Employee hereby accepts such employment as Vice President, General Counsel and Secretary, subject to the reasonable directions of the Chief Executive Officer and the Board. Employee shall have such authority and shall perform such duties as are specified in the Bylaws of Angelica for the office and position to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Chief Executive Officer and the Board from time to time. Employee agrees to devote such of his time, attention and energy to the business of Angelica as may be required to perform the duties and responsibilities assigned to him to the best of his ability and with reasonable diligence.

          2.3 COMPENSATION. Employee's initial base salary will be $120,000 per annum, payable in accordance with Angelica's current payroll practices. For fiscal year 2000, Employee will participate in Angelica's Incentive Compensation Plan. In addition to the Annual Base Salary, Employee shall be awarded the opportunity to earn an incentive bonus on an annual basis ("Incentive Bonus") under any incentive compensation plan which is generally available to other similarly situated executives of Angelica. The Incentive Bonus during the first year of the Term shall range from 0 to 40% of Employee's Annual Base Salary. The Incentive Bonus during the second year of the Term shall range from 0 to 60% of Employee's Annual Base Salary. The Incentive Bonus which Employee will have an opportunity to earn shall be reviewed at least annually and may be adjusted at the discretion of the Chief Executive Officer and the Board, dependent upon Employee's performance and in accordance with Angelica's policy. For fiscal year 2000, the Incentive Bonus for Employee shall be not less than $20,000.



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          2.4  STOCK OPTIONS.  Management of Angelica agrees to
recommend to the Compensation and Organization Committee of the Board that a grant be made to Employee of an option for 10,000 shares of Angelica common stock under Angelica's 1994 Performance Plan, such grant to be effective March 1, 1999 on terms and conditions similar to grants made to employees in comparable positions.

          2.5  PARTICIPATION IN STOCK BONUS AND INCENTIVE PLAN.
Employee is eligible to participate in Angelica's Stock Bonus and Incentive Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

          2.6 PARTICIPATION IN RETIREMENT SAVINGS PLAN. Employee will be entitled to enroll in Angelica's Retirement Savings Plan (the "401(k) Plan") at the next enrollment date (as set forth in the 401(k)
Plan) following the Effective Date.

          2.7 PARTICIPATION IN PENSION PLAN. Employee will immediately be entitled to participate in Angelica's "defined benefit" Pension Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

          2.8 PARTICIPATION IN SUPPLEMENTAL PLAN. Employee will immediately be entitled to participate in Angelica's Supplemental Plan at an assigned formula of 30%.

SECTION 3:     CERTAIN BENEFITS UPON TERMINATION.

          3.1  TERMINATION WITHOUT GOOD CAUSE IN FIRST TWO YEARS NOT
IN CONNECTION WITH TRIGGERING TRANSACTION. If, prior to a Triggering Transaction during the first two years of the Employment Period (except in the event that one of the following terminations of employment occurs within the six-month period prior to the earlier of (a) a Triggering Transaction or (b) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, which shall result in the payment of severance benefits set forth in Section 3.2 of this Agreement) Angelica shall terminate Employee's employment with Angelica without Good Cause, then in addition to the accrued salary and other payments owed to Employee under Angelica's other severance plans and policies, Angelica shall pay to Employee a severance payment equal to the following:

          (a) If the termination occurs within the first year of the Employment Period of this Agreement, Angelica shall pay to Employee Employee's then-current Annual Base Salary for the balance of the initial Employment Period as would have been paid to Employee had Employee remained in Angelica's employ throughout such period;

          (b) If the termination occurs within the second year of the Employment Period of this Agreement, Angelica shall pay to Employee Employee's then-current Annual Base Salary for a period of 12 months after the Date of Termination.

          3.2  BENEFITS UPON TERMINATION IN CONNECTION WITH A
TRIGGERING TRANSACTION. If (a) a Triggering Transaction occurs during the Employment Period and within two years after the Triggering Transaction Date (i) Angelica shall terminate Employee's employment with Angelica without Good Cause, or (ii) Employee shall terminate employment with Angelica for Good Reason, or, alternatively, (b) if one of the
                               --
above-described terminations of employment occurs within the six-month period prior to the


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earlier of (i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then, in addition to any accrued salary and other payments owed to Employee under Angelica's other severance plans and policies, Angelica shall pay to Employee an amount equal to 2.99 times Employee's then-current Annual Base Salary, in a lump-sum payment, after either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits set forth in this Section 3.2 is hereinafter referred to as the "Entitlement Date"). In addition, at the Entitlement Date, to the extent not otherwise provided for under the terms of Angelica's stock option plans or Employee's stock option agreements, all stock options held by Employee that have not expired in accordance with their respective terms shall vest and become fully exercisable.

SECTION 4:     NON-COMPETITION, CONFIDENTIALITY, NON-DIVERSION.

          4.1 NON-COMPETE AGREEMENT. It is agreed that during the period beginning on the Effective Date and ending one year after the Date of Termination, regardless of whether such termination is by the action of Employee or Angelica or by mutual agreement, Employee shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with Angelica, directly or indirectly, through any commercial venture, as a partner, officer, director, stockholder, advisor, employee, consultant, agent, salesman, venturer or otherwise, in the business of any Operating Line of Business in the United States, Canada or any other country in which Angelica does business. This requirement, however, will not limit Employee's right to invest in the capital stock or other equity securities of any corporation, the stock or securities of which are publicly owned or are regularly traded on any public securities exchange. In addition, notwithstanding this Section 4.1, if Employee is terminated by Angelica without Good Cause or if Employee terminates his employment with Angelica for Good Reason, and the termination is in connection with a Triggering Transaction, then Employee will not be subject to the restrictions of this Section 4.1.

          4.2 CONFIDENTIAL INFORMATION. Employee acknowledges that during his employment with Angelica, he may develop or be exposed to confidential information concerning Angelica's inventions, processes, methods and confidential affairs, property of a proprietary nature and trade secrets of Angelica or its licensors or customers. Employee agrees that the maintenance of the proprietary character of such information and property to the full extent feasible is important and that for so long as any such confidential information and trade secrets may remain confidential, secret or otherwise wholly or partially protectable, either during or after Employee's Employment Period, shall not use or divulge such confidential information or property except as permitted or required by the duties of Employee's employment with Angelica. Employee shall not remove any property of a proprietary nature from Angelica's premises except as required by the duties of Employee's employment. Employee shall return to Angelica upon termination of his employment with Angelica, all models, drawings, photographs, writing, records, papers or other properties produced by Employee or coming into his possession by or through his employment with Angelica.

          4.3 NON-DIVERSION. During the Employment Period and for one year after the Date of Termination, Employee shall not directly or indirectly or by aid to others, do anything which could be expected to divert from Angelica any trade or business with any customer of Angelica with whom Employee had any contact or association during the one year immediately preceding the Date of Termination.



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          4.4  REASONABLENESS OF RESTRICTIONS.  Employee agrees that the period and areas of restriction following the Date of Termination, as set forth in this Section 4, are reasonably required for the protection of Angelica and its business, as well as the continued protection of Angelica's employees. If any one or more of the covenants, agreements or provisions contained herein shall be held to be contrary to the policy of a specific law, though not expressly prohibited, or against public policy, or shall for any other reason whatsoever be held invalid, then such particular covenant, agreement or provision shall be null and void and shall be deemed separable from the remaining covenants, agreements and provisions, and shall in no way affect the validity of any of the other covenants, agreements and provisions hereof. The parties hereto agree that in the event that either the length of time or the geographic area set forth herein is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

          4.5 EQUITABLE RELIEF. Any action by Employee contrary to the restrictive covenants contained in this Section 4 may as a matter of course be restrained by equitable or injunctive process issued out of any court of competent jurisdiction, in addition to any other remedies provided in law. In the event of the breach of Employee's covenants as set forth in this Section 4 and Angelica's obtaining of injunctive relief, the period of restrictions set forth herein shall commence from the date of the issuance of the order which enjoins such activity.

SECTION 5:     MISCELLANEOUS.

          5.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to Angelica shall be directed to the attention of the Chief Executive Officer, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

               Notice to Employee
               ------------------

               Steven L. Frey
               12250 Sunny Terrace
               Des Peres, Missouri  63122

               Notice to Angelica
               ------------------

               Angelica Corporation
               424 South Woods Mill Road
               Chesterfield, Missouri  63017-3406


          5.2 WAIVER. Employee's or Angelica's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or Angelica may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this


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Agreement and shall not operate or be construed as a waiver of any subsequent breach of the same provision.

          5.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.

          5.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor of Angelica and any such successor shall be deemed to be substituted for Angelica under the terms of this Agreement. Angelica shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Angelica to assume expressly and agree to perform the provisions of this Agreement as if no such succession had taken place. As used in this Agreement, "Angelica" shall mean Angelica as hereinbefore defined or any successor to Angelica's business and/or assets which assumes and agrees to perform this Agreement.

          5.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, understandings, discussions or negotiations with respect thereto.

          IN WITNESS WHEREOF, Employee and Angelica, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.




                         /s/ Steven L. Frey
                         ---------------------------------
                         Steven L. Frey



                         ANGELICA CORPORATION



                         By  /s/ Don W. Hubble
                           -------------------------------
                         Name: Don W. Hubble
                              ----------------------------
                         Title: Chairman, President & CEO
                               ---------------------------



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